Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Omega Healthcare Investors, Inc. Registration Statement (Form S-8, No. 333-189144; Form S-8, No. 333-117656; Form S-3, No. 333-187037; and Form S-3, No. 333-179795) of our reports dated February 20, 2014, with respect to the consolidated financial statements and schedules of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership for the year ended December 31, 2013, included in this Current Report (Form 8-K) of Omega Healthcare Investors, Inc. dated February 3, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

February 3, 2015